Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-137004 and No. 333-159410 on Form S-8 of L-1 Identity Solutions, Inc. of our report dated March 21, 2011 relating to our audit of the financial statements of L-1 Identity Solutions, Inc. Amended and Restated 2006 Employee Stock Purchase Plan, which appear in this Annual Report on Form 11-K of L-1 Identity Solutions, Inc. for the year ended December 31, 2010.

/s/ McGladrey & Pullen LLP

Stamford, Connecticut
March 21, 2011